SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2003

EYE CARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

                   Delaware                                     0–27889                                   59–3206480
        (State or other jurisdiction                      (Commission                              (IRS Employer
               of incorporation)                            File Number)                       Identification Number)

  1511 North Westshore Boulevard, Suite 925
                           Tampa, Florida                                                            33607
          (Address of principal executive offices)                                        (Zip Code)

(813) 289–5552
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last Report)

Item 4.  Changes in Registrant’s Certifying Accountant

                       (a)      On March 21, 2003, the Board of Directors approved the decision to change the Registrant’s Certifying Accountant from Most & Company, LLP (the “Former Accountant”) and engage Dreslin Financial Services, Certified Public Accountants (the “New Accountant”).

                       (b)      Reports in connection with audits of the two most recent fiscal years ending 31 December 2000, and 2001, were provided by Philip J. Elendis & Company, and Most Horowitz & Company, LLP, respectively; predecessors to the Former Accountant.  The Former Accountant did not issue reports on the financial statements for the fiscal year ended December 31, 2001.  The reports in connection with audits of the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for going concern opinions.

                       (c)      During the period since the Former Accountant’s engagement (November 1, 2002) to March 21, 2003 (the New Accountant’s engagement date), there were no disagreements with the Former Accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

                       (d)      The Registrant has requested the Former Accountant to furnish the registrant with a letter addressed to the Commission stating that he agrees with the preceding statements made by the Registrant in response to this item.

Item 7.  Financial Statements and Exhibits.

(a)    Financial Statements.
                Not applicable.

(b)    Exhibits.

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

                                                                                    EYE CARE INTERNATIONAL, INC.

                                                                                    By:    /s/ James L. Koenig
                                                                                                  James L. Koenig
                                                                                                   Sr. Vice–President and
                                                                                                           Chief Financial Officer

Dated: April 7, 2003
            Tampa, Florida